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COBIZ INC. Announces Management Restructuring

Moves better align top executives with company’s future growth strategies

DENVER — May 27, 2003 — COBIZ INC. (Nasdaq: COBZ), a $1.16 billion financial holding company headquartered in Denver, has announced a management restructuring directed at addressing growth and changes within the company. The restructuring involved promotions for some of the company’s top executives but no new hires or staff reductions.

“We’ve maintained virtually the same management structure since 1994, when we were the parent company for two banks with $100 million in assets,” said Steven Bangert, chairman and chief executive officer, COBIZ INC. “Now that we’ve grown into a $1.16 billion financial services company with 13 bank locations in two states and five fee-based business lines, we wanted to ensure we were utilizing our talented management team in ways that were most productive for our company.”

Under the restructuring plan, Bangert will continue to serve as chairman and chief executive officer of COBIZ and Jonathan C. Lorenz will continue to serve as vice chairman of COBIZ and chief executive officer and vice chairman of the company’s banking franchise, which is composed of Colorado Business Bank and Arizona Business Bank. All of the company’s banking operations will be consolidated under Lorenz, who will relinquish his role as president of COBIZ in order to permit him to focus his attention on banking operations.

Richard J. Dalton was promoted to president of COBIZ, with all company-wide functions – such as Human Resources, IT and Communications – consolidated under him. Dalton has served as the executive vice president and chief financial officer of COBIZ since January 1997. Kevin W. Ahern, who will continue to manage the company’s merger and acquisition activities as well as its fee-based business units, was promoted to executive vice president and managing director. Ahern has served as a senior vice president of COBIZ since April 2000. Lyne B. Andrich, who was promoted to executive vice president and chief financial officer, assumed the CFO title from Dalton and will continue to manage the company’s accounting and finance-related functions.  Andrich has served as vice president and controller of COBIZ since May 1997 and as senior vice president since July 1999.

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According to Bangert, these changes are effective immediately, although there will be a transition period as new reporting relationships are established. The restructuring plan was approved by the company’s board of directors on May 22, 2003.

“I’m excited about the changes we’re making and the potential they hold for our company’s future growth plans,” said Bangert. “Our goal is to build the premier financial services company in the western United States. With the talent, wisdom and experience our senior management team brings to the table, we have made solid progress on that front. This restructuring plan aligns that team with not only the current reality of our company, but also the future growth potential we believe exists for us.”

COBIZ INC. (www.cobizbank.com) is a $1.16 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to medium-sized businesses. COBIZ also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

The discussion in this press release contains forward-looking statements. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance and other factors, as discussed in the Company’s filings with the Securities and Exchange Commission. These risks include the impact of interest rates and other general economic conditions, loan and lease losses, risks related to the execution of the Company’s growth strategy, the possible loss of key personnel, factors that could affect the Company’s ability to compete in its market areas, changes in regulations and government policies and other factors discussed in the Company’s filings with the Securities and Exchange Commission.

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